Exhibit 10.8(e)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Contract Amendment No. 4

to the

Development and Supply Agreement as of May 29, 2008

by and between

ViewRay Incorporated,

With its registered seat in Oakwood Village, OH, USA

- hereinafter referred to as “VIEWRAY” -

and

Siemens AG

Healthcare Sector

With its registered seat in Berlin and Munich

- hereinafter referred to as “Siemens” -

- ViewRay and Siemens hereinafter referred to individually

as “Party” or collectively as “Parties” -

Preamble

The Parties entered into a Development and Supply Agreement in May 2008, as amended by the Contract Amendment No. 1 that the Parties entered into as of December 1, 2009 and the Contract Amendment No. 2 that the Parties entered into as of May 4, 2010 (collectively, the “Development and Supply Agreement”) with the intention to combine their know-how and experience for the purpose of forming a long-term business relationship for the supply of Magnetic Resonance Imaging (“MRI”) subsystems (“COMPONENTS” for MRgRT systems to provide [***]. In this Contract Amendment No. 4, the Parties agree on the following additions and changes to the Development and Supply Agreement:

Article 1

The Parties recognize and agree that PHASE 2 of the Business Relationship as described in Article 3 of the Development and Supply Agreement is completed, with the exception of [***].

Article 2

2.1	Now therefore, the Parties agree to enter PHASE 3 of the Business Relationship as described in Article 4 of the Development and Supply Agreement subject to the amendment set forth in Article 2.2 below. Subject to the amendment set forth in Article 2.2 below, the Parties have made the determination that [***].

2.2	The Parties agree that the milestones of PHASE 2 are modified to [***]. The Parties will [***].

Duration: This Contract Amendment No. 4 shall take effect on the date it is signed by both Parties.

Ratification: Except to the extent expressly amended by this Contract Amendment No. 4 all of the clauses and conditions of the Development and Supply Agreement are hereby ratified and confirmed and shall remain valid in full force and effect. The term “Agreement”, as used in the Development and Supply Agreement, shall henceforth be deemed to be a reference to the Development and Supply Agreement as amended by this Contract Amendment No. 4.

General: This Contract Amendment No. 4 may be executed in counterparts, each of which will be deemed a original with all such counterparts together constituting one instrument. Capitalized terms used in this Contract Amendment No. 4 and not defined herein are used with the meanings ascribed to them in the Development and Supply Agreement.

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[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties have caused this Contract Amendment No. 4 to be executed on their behalf by their duly authorized representatives.

ViewRay Incorporated	Siemens AG, Healthcare Sector

Place, Date:	Place, Date:

Oakwood, OH, USA 11 May 2012	Erlangen, 23 04 12

/s/ Gregory M. Ayers	i.V. /s/ Dr. Christoph Zindel	iV. /s/ Holger Liebel

Name:	Name:	Name:

Gregory M. Ayers	Dr. Christoph Zindel	Holger Liebel

(Print)	(Print)	(Print)

Title:	Title:	Title:

Chief Executive Officer	VP MR Marketing	CFO Magnetic Resonance

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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